Exhibit 23.1


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                                                                    Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Mueller Industries, Inc. 2002 Stock Option Plan of our reports dated March 10, 2006, with respect to the consolidated financial statements and schedule of Mueller Industries, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2005, Mueller Industries, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Mueller Industries, Inc., filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Memphis Tennessee
October 31, 2006